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                                                                    Exhibit 4(b)

                            CASE CREDIT CORPORATION

                    Floating Rate Note due January 21, 2000




No. 1001                                                            $100,000,000
CUSIP No.  147433AE6


     This Security is a Book-Entry Security in a global form within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of a Depository. This global Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

          Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued upon registration of transfer of, or in exchange for, or in lieu of, this Security is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
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                            CASE CREDIT CORPORATION

     CASE CREDIT CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on January 21, 2000 ("Stated Maturity"), and to pay interest thereon from and including October 27, 1998 or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date, quarterly on January 21, April 21, July 21 and October 21 in each year, commencing January 21, 1999, at a rate per annum determined in accordance with the provisions below, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at Stated Maturity shall include interest accrued to but excluding the maturity date and shall be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The per annum rate of interest payable on this Security for each Interest Period (as defined below) will be LIBOR (calculated as described below) on the second Market Day (as defined below) preceding the Interest Reset Date (as defined below) for such Interest Period plus 0.70%.

     Except as otherwise provided herein, all percentages resulting from any calculation shall be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655), and all dollar amounts used in or resulting from such calculation shall be

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rounded to the nearest cent (with one-half cent being rounded upwards).

     Accrued interest from the date this Security is issued (the "Original Issue Date") or from the last date to which interest has been paid is calculated by multiplying the face amount of this Security by an accrued interest factor, computed by adding the interest factor calculated for each day from such starting date to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360.

     The rate of interest on this Security shall be reset quarterly (each an "Interest Reset Date"). The Interest Reset Date shall be the first day of any Interest Period, provided, however, that (i) the interest rate in effect from the Original Issue Date to the first Interest Payment Date will be 5.90922% and
(ii) the interest rate in effect for the ten days immediately prior to Stated Maturity shall be that in effect on the tenth day preceding such Stated Maturity. If any Interest Reset Date would otherwise be a day that is not a Market Day, the Interest Reset Date shall be postponed to the next day that is a Market Day, except that if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. "Interest Period" means the period beginning on and including October 27, 1998 to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date. Interest shall be computed on the basis of the actual number of days in the applicable Interest Period divided by 360.

     In lieu of Section 1.13 of the Indenture, if any Interest Payment Date would otherwise fall on a day that is not a Market Day, such Interest Payment Date shall be the next succeeding Market Day, or if such succeeding Market Day falls in the next calendar month, such Interest Payment Date shall be the next preceding Market Day. "Market Day" means each Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. "Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. In lieu of Section 1.13 of the Indenture, if Stated Maturity falls on a day that is not a Market Day, Stated Maturity shall be the next succeeding Market Day (or if such next succeeding Market Day is in the next calendar month, the next preceding Market Day). The Interest Determination Date shall be the second Market Day preceding the Interest Reset Date for such Interest Period.

     LIBOR with respect to any Interest Reset Date shall be determined by the Calculation Agent in accordance with the following provisions:

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          (i) LIBOR will be the rate for three-month deposits in U.S. dollars in the London interbank market, that appears on the Telerate Page 3750, as of 11:00 A.M., London time, on the Interest Determination Date applicable to such Interest Reset Date. "Telerate Page 3750" means the display designated as page "3750" on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If no rate appears on the Telerate Page 3750 or if the Telerate page 3750 is unavailable, LIBOR in respect of that Interest Reset Date shall be determined as if the parties had specified the rate described in (ii) below.

          (ii) With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750 or if the Telerate page 3750 is unavailable, LIBOR shall be determined on the basis of the rates at approximately 11:00 A.M., London time, on such Interest Determination Date at which three-month deposits in U.S. dollars are offered to lending banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent commencing on the second Market Day immediately following such Interest Determination Date and in a principal amount equal to an amount not less than U.S. $1,000,000 that in the Calculation Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Calculation Agent shall request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such Interest Reset Date shall be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such Interest Reset Date shall be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent, for three-month loans in U.S. dollars to leading European banks commencing on the Interest Reset Date and in a Representative Amount; provided, however, that, if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR with respect to such Interest Reset Date shall be the LIBOR in effect on such Interest Determination Date.

     The Calculation Agent with respect to this Security shall be The Bank of New York. The Calculation Agent shall calculate the

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interest rate on this Security in accordance with the foregoing on each Interest
Determination Date. The Calculation Agent's determination of any Interest Rate shall be final and binding in the absence of manifest error. The interest rate on this Security shall in no event be higher than the maximum rate permitted by applicable law.

     The Calculation Agent shall upon the request of the Holder of this Security, provide to such Holder the interest rate hereon then in effect, and, if determined, the interest rate which will become effective on the next Interest Reset Date.

     Payment of the principal (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 1, 1997 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

     The Securities of this series will not be redeemable prior to maturity.

     The Securities of this series shall not provide for a sinking fund.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

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     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of

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

Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Security shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  October 27, 1998

(seal)                              CASE CREDIT CORPORATION

                                By: /s/ Robert A. Wegner
                                    -------------------------------
                                    Name:  Robert A. Wegner
                                    Title: Vice President and Chief
                                           Financial Officer


Attest:


By:   /s/ Dawn M. Beck
      -----------------------
Name:     Dawn M. Beck
Its:      Assistant Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
as Trustee, certifies that this is one of the Securities referred to in the within-mentioned
Indenture.

Dated: October 27, 1998


By:  /s/ Mary Lagumina
     -------------------------
       Authorized Signatory

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